THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER THIS NOTE NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED, OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR
(2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF THIS NOTE, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT THIS NOTE MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED, OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.

                            SURFNET MEDIA GROUP, INC.
                           CONVERTIBLE PROMISSORY NOTE

$35,000                                                   AUGUST 17, 2004
]
                                                       NEW YORK, NEW YORK

         SURFNET MEDIA GROUP, INC., a Delaware corporation (the "COMPANY"), for value received, hereby promises to pay to TRINITY BUI, an individual residing at 420 East 55th Street, New York, New York 10022 or registered assigns (the "HOLDER"), the principal amount of Thirty-Five Thousand United States Dollars ($35,000) on the Maturity Date (as defined below), and to pay interest on the unpaid principal balance hereof at the rate (calculated on the basis of a 360-day year consisting of twelve 30-day months) of 18% per annum from the date hereof until the Maturity Date. Accrued interest on the unpaid principal balance hereof shall be payable on the Maturity Date or upon the earlier repayment of this Note. In no event shall any interest to be paid hereunder exceed the maximum rate permitted by law. In any such event, this Note shall automatically be deemed amended to permit interest charges at an amount equal to, but no greater than, the maximum rate permitted by law.

         1.       PRIORITY.

         The Holder made representations and warranties to the Company upon which the Company is relying in connection with the transaction evidenced hereby.

         2.       PAYMENTS.

         (a) The principal of this Note shall be due and payable in full on the Maturity Date unless converted in accordance with Section 8 hereof. The "MATURITY DATE" shall be August 17, 2005.

         (b) Interest on this Note shall accrue from the date of issuance hereof through the Maturity Date.

         (c) If the Maturity Date falls on a day that is not a Business Day (as defined below), the payment due on the Maturity Date will be made on the next succeeding Business Day with the same force and effect as if made on the Maturity Date. "BUSINESS DAY" means any day which is not a Saturday or Sunday and is not a day on which banking institutions are generally authorized or obligated to close in the City of New York, New York.

         (d) The Company may not, without the prior written consent of the Holder, prepay all or any part of the principal of this Note, without payment of any premium or penalty. All payments on this Note shall be applied first to accrued interest hereon and the balance to the payment of principal hereof.

         (e) Payments of principal of, and interest on, this Note shall be made by check sent to the Holder's address set forth above or to such other address as the Holder may designate for such purpose from time to time by written notice to the Company, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. Alternatively, principal of, and interest on, this Note with respect to the Maturity Date may be paid by electronic wire transfer in accordance with instructions provided by the Holder to the Company at least 10 Business Days prior to the Maturity Date.

         (f) The obligations to make the payments provided for in this Note are absolute and unconditional and not subject to any defense, set-off, counterclaim, rescission, recoupment, or adjustment whatsoever. The Company hereby expressly waives demand and presentment for payment, notice of non-payment, notice of dishonor, protest, notice of protest, bringing of suit, and diligence in taking any action to collect any amount called for hereunder, and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act, or omission with respect to the collection of any amount called for hereunder.

         3. RANKING OF NOTE.

         The payment of principal of, and accrued and unpaid interest on, this
Note is senior unsecured indebtedness of the Company.

         4.       COVENANTS.

                  The Company covenants and agrees with the Holder that, so long as any amount remains unpaid on the Note, unless the consent of the majority in interest of all of the Holders is obtained or except as otherwise provided herein, the Company:

         (a) Shall not pay any dividend or make any distribution on, or purchase, redeem, or retire, any shares of its capital stock or any warrants, options, or other rights to reacquire any such shares, except that the Company may pay dividends payable solely in shares of its capital stock.

         (b) Shall deliver to each Holder:

                  (i) as soon as available, and in any event within 45 days after the end of each of the first three quarterly fiscal periods of each fiscal year of the Company, consolidated statements of income, retained earnings, and cash flow of the Company, for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheet of the Company and its subsidiaries as at the end of such period setting forth in the case of each such statement in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, accompanied by a certificate of the chief financial officer of the Company, which certificate shall state that (A) such financial statements fairly present in all material respects the financial position and results of operations of the Company and its subsidiaries, all in accordance with generally accepted accounting principles consistently applied, and (B) no Default (as hereinafter defined) has occurred and is continuing or, if any Default has occurred and is continuing, a description thereof in reasonable detail and of the action the Company has taken or proposes to take with respect thereto;

                  (ii) as soon as available and in any event within 90 days after the end of each fiscal year of the Company, consolidated statements of income, retained earnings, and cash flow of the Company for such fiscal year, and the related consolidated balance sheet of the Company and its subsidiaries as at the end of such fiscal year, setting forth in the case of each such statement in comparative form the corresponding figures for the preceding fiscal year, and accompanied by (A) an opinion thereon of independent certified public accountants to the Company, which opinion shall state that such financial statements present fairly, in all material respects, the financial position and results of operations of the Company and its subsidiaries in conformity with generally accepted accounting principles consistently applied, and (B) a certificate of the chief financial officer of the Company stating that no Default has occurred and is continuing or, if any Default has occurred and is continuing, a description thereof in reasonable detail and of the action the Company has taken or proposes to take with respect thereto;

                  (iii) promptly after the Company shall obtain knowledge of such, written notice of all legal or arbitral proceedings, and of all proceedings by or before any governmental or regulatory authority or agency, and each material development in respect of such legal or other proceedings, affecting the Company and its subsidiaries, except proceedings which, if adversely determined, would not have a material adverse effect on the Company and its subsidiaries taken as a whole; and

                  (iv) promptly after the Company shall obtain knowledge of the occurrence of any Event of Default (as hereinafter defined) or any event which with notice or lapse of time or both would become an Event of Default (an Event of Default or such other event being a "DEFAULT"), a notice specifying that such notice is a "NOTICE OF DEFAULT" and describing such Default in reasonable detail, and, in such Notice of Default or as soon thereafter as practicable, a description of the action the Company has taken or proposes to take with respect thereto.

         (c) Shall not consummate any financing, whether debt, equity, or otherwise, without the prior consent of the Holder.

         (d) Shall not sell, otherwise dispose of, pledge, encumber, subject to equitable or legal lien or charge any assets of the Company.

         5.       EVENTS OF DEFAULT.

         The occurrence of any of the following events shall constitute an event of default (an "EVENT OF Default"):

         (a) A default in the payment of the principal on any Note, when and as the same shall become due and payable.

         (b) A default in the payment of any interest on any Note, when and as the same shall become due and payable, which default shall continue for five business days after the date fixed for the making of such interest payment.

         (c) A default in the performance, or a breach, of any of the covenants of the Company contained in Sections 2 or 4 of this Note.

         (d) A default in the performance, or a breach, of any other covenant or agreement of the Company in this Note and continuance of such default or breach for a period of 30 days after receipt of notice from the Holder as to such breach or after the Company had or should have had knowledge of such breach.

         (e) Any representation, warranty, or certification made by the Company pursuant to this Note shall prove to have been false or misleading as of the date made in any material respect.

         (f) A final judgment or judgments for the payment of money in excess of $100,000 in the aggregate shall be rendered by one or more courts, administrative or arbitral tribunals or other bodies having jurisdiction against the Company and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 60 days from the date of entry thereof and the Company shall not, within such 60-day period, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.

         (g) The entry of a decree or order by a court having jurisdiction adjudging the Company bankrupt or insolvent, or approving a petition seeking reorganization, arrangement, adjustment, or composition of or in respect of the Company, under federal bankruptcy law, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency, or other similar law, and the continuance of any such decree or order unstayed and in effect for a period of 60 days; or the commencement by the Company of a voluntary case under federal bankruptcy law, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency, or other similar law, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under federal bankruptcy law or any other applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, or similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action.

         6. REMEDIES UPON DEFAULT.

         (a) Upon the occurrence of an Event of Default referred to in Section 5(g), the principal amount then outstanding of, and the accrued interest on, this Note shall automatically become immediately due and payable without presentment, demand, protest, or other formalities of any kind, all of which are hereby expressly waived by the Company. Upon the occurrence of an Event of Default referred to in Section 5(a) or (b), the Holder, by notice in writing given to the Company, may declare the entire principal amount then outstanding of, and the accrued interest on, this Note to be due and payable immediately, and upon any such declaration the same shall become and be due and payable immediately, without presentation, demand, protest, or other formalities of any kind, all of which are expressly waived by the Company. Upon the occurrence of an Event of Default, the Holder may declare the principal amount then outstanding of, and the accrued interest on, the Notes to be due and payable immediately, and upon such declaration the same shall become due and payable immediately, without presentation, demand, protest, or other formalities of any kind, all of which are expressly waived by the Company.

         (b) The Holder may institute such actions or proceedings in law or equity as it shall deem expedient for the protection of its rights and may prosecute and enforce its claims against all assets of the Company, and in connection with any such action or proceeding shall be entitled to receive from the Company payment of the principal amount of this Note plus accrued interest to the date of payment plus reasonable expenses of collection, including, without limitation, attorneys' fees and expenses.

7.       TRANSFER.

         (a) Any Notes issued upon the transfer of this Note shall be numbered and shall be registered in a Note Register as they are issued. The Company shall be entitled to treat the registered holder of any Note on the Note Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Note on the part of any other person, and shall not be liable for any registration or transfer of Notes which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with the knowledge of such facts that its participation therein amounts to bad faith. This Note shall be transferable only on the books of the Company upon delivery thereof duly endorsed by the Holder or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment, or authority to transfer. In all cases of transfer by an attorney, executor, administrator, guardian, or other legal representative, duly authenticated evidence of his or its authority shall be produced. Upon any registration of transfer, the Company shall deliver a new Note or Notes to the person entitled thereto. This Note may be exchanged, at the option of the Holder thereof, for another Note, or other Notes of different denominations, of like tenor and representing in the aggregate a like principal amount, upon surrender to the Company or its duly authorized agent. Notwithstanding the foregoing, the Company shall have no obligation to cause Notes to be transferred on its books to any person if, in the opinion of counsel to the Company, such transfer does not comply with the provisions of the Securities Act and the rules and regulations thereunder.

         (b) The Holder acknowledges that she has been advised by the Company that this Note has not been registered under the Securities Act, that this Note is being issued on the basis of the statutory exemption provided by Section 4(2) of the Act or Regulation D promulgated thereunder, or both, relating to transactions by an issuer not involving any public offering. The Holder acknowledges that he has been informed by the Company of, or is otherwise familiar with, the nature of the limitations imposed by the Securities Act and the rules and regulations thereunder on the transfer of securities. In particular, the Holder agrees that no sale, assignment or transfer of this Note shall be valid or effective, and the Company shall not be required to give any effect to any such sale, assignment or transfer, unless (i) the sale, assignment, or transfer of this Note is registered under the Securities Act, it being understood that this Note is not currently registered for sale and that the Company has no obligation or intention to so register the Notes, or (ii) this Note is sold, assigned, or transferred in accordance with all the requirements and limitations of Rule 144 under the Act, it being understood that Rule 144 is not available at the time of the original issuance of this Note for the sale of this Note and that there can be no assurance that Rule 144 sales will be available at any subsequent time, or (iii) such sale, assignment, or transfer is otherwise exempt from registration under the Securities Act.

8. CONVERSION.

         (a) During the period commencing on the date hereof and terminating on the Maturity Date or the earlier prepayment of this Note pursuant hereto, the Holder may convert the principal amount of this Note due and payable on the Maturity Date, and any payment of interest thereon (the "CONVERSION AMOUNT"), into shares of Common Stock determined by dividing the Conversion Amount by the Conversion Price (as defined below).

         (b) Unless earlier converted pursuant to Section 8(a) above, on the Maturity Date the outstanding principal amount of this Note due and payable on the Maturity Date, and any payment of interest thereon, shall automatically be converted into shares of Common Stock determined by dividing the Conversion Amount by the Conversion Price (as defined below).

         (b) The number of shares of Common Stock to be delivered upon such conversion shall equal the quotient of (A) divided by (B), where (A) equals the principal amount of, and accrued but unpaid interest on, this Note, and where
(B) equals the Conversion Price. For purposes of this Note, the term "CONVERSION PRICE" shall mean $0.17.

         (c) (i) (A) In the event that the Company shall at any time after the date of this Note (the "ISSUANCE DATE") (1) declare a dividend on the outstanding Common Stock payable in shares of its capital stock, (2) subdivide the outstanding Common Stock, (3) combine the outstanding Common Stock into a smaller number of shares, or (4) issue any shares of its capital stock by reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then, in each case, the Conversion Price at the time of the record date for the determination of stockholders entitled to receive such dividend or distribution or of the effective date of such subdivision, combination, or reclassification shall be adjusted so that it shall equal the Conversion Price theretofore in effect multiplied by a fraction, the numerator of which shall equal the number of shares outstanding immediately prior to the effective date of such event and the denominator of which shall equal the number of shares outstanding immediately following the effective date of such event.

                           (B) In the event that that Company shall at any time
after the Issuance Date issue any shares of Common Stock such that the number of issued and outstanding shares of Common Stock (on a fully diluted basis) shall exceed 12,000,000 (subject to adjustments for stock splits, stock dividends, reverse stock splits, and reclassifications, but excluding any shares issued or issuable (i) upon exercise of the Warrants or upon conversion of the Notes (as such terms are defined in the Agreement) or (ii) upon exercise of warrants convertible into up to 382,356 shares of Common Stock or upon the conversion of up to $260,000 aggregate principal amount promissory notes into up to 1,529,412 shares of Common Stock (the foregoing adjustments and exclusions hereinafter referred to as the "Adjustments")), then, in each case, the Conversion Price theretofore in effect shall be adjusted so that it shall equal the product of
(X) multiplied by (Y), where (X) equals the Conversion Price theretofore in effect and where (Y) equals a fraction, the numerator of which is 12,000,000 (subject to the Adjustments), and the denominator of which is the number of shares of Common Stock issued and outstanding (on a fully diluted basis), provided that such denominator exceeds 12,000,000 (subject to the Adjustments).

                  (ii) In the event that the Company shall fix a record date for the determination of stockholders entitled to receive issuance of rights or warrants to be issued to all holders of Common Stock entitling such stockholders to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price (the "SUBSCRIPTION PRICE") (or having a conversion price per share) less than the then Conversion Price on such record date, the Conversion Price in effect at the time of such record date shall be adjusted so that the same shall equal the price determined by multiplying such Conversion Price in effect immediately prior to such record date of such issuance by a fraction, the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding on such record date and (B) the number of additional shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion price of the convertible securities so offered) would purchase at the Conversion Price in effect at the time of such record date, and the denominator of which shall be the sum of (C) the number of shares of Common Stock outstanding on such record date and (D) the number of additional shares of Common Stock offered for subscription or purchase (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever such rights or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants; and, to the extent that shares of Common Stock are not delivered (or securities convertible into Common Stock are not delivered) after the expiration of such rights or warrants, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of Common Stock (or securities convertible into Common Stock) actually delivered.

                  (iv) In the event that the Company shall issue any securities convertible into, or exercisable or exchangeable for, Common Stock (excluding securities issued in transactions described in clause (iii) above) for a consideration per share of Common Stock (the "EXCHANGE PRICE") initially deliverable upon conversion, exercise, or exchange of such securities (determined as provided in (v) below) less than the Conversion Price in effect immediately prior to the issuance of such securities, the Conversion Price in effect immediately prior to the date of such issuance shall be adjusted immediately thereafter so that it shall equal the price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding immediately prior to the issuance of such securities and (B) the number of shares of Common Stock which the aggregate consideration received (determined as provided in clause (v) below) for such securities would purchase at such Conversion Price, and the denominator of which shall be the sum of (C) the number of shares of Common Stock outstanding immediately prior to such issuance and (D) the maximum number of shares of Common Stock deliverable upon conversion or exercise of, or exchange for, such securities at the initial conversion, exercise, or exchange price or rate. Such adjustment shall be made successively whenever such securities are issued and shall become effective immediately after the date issuance of such securities.

                  (v) For purposes of any computation respecting consideration received pursuant to this clause (c), the following shall apply: (A) in the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts, or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith; (B) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors of the Company (irrespective of the accounting treatment thereof), the determination of which shall be a conclusive absent manifest error; and (C) in the case of the issuance of securities convertible into, or exercisable or exchangeable for, shares of Common Stock, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion, exercise, or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (i) and (ii) of this clause (v)).

         (d) In case of any capital reorganization, other than in the cases referred to in paragraph (c) of this Section 8, or the consolidation or merger of the Company with or into another Company (other than a merger or consolidation in which the Company is the continuing corporation and which does not result in any reclassification of the outstanding shares of Common Stock or the conversion of such outstanding shares of Common Stock into shares of other stock or other securities or property), or in the case of any sale, lease, or conveyance to another corporation of the property and assets of any nature of the Company as an entirety or substantially as an entirety (such actions being hereinafter collectively referred to as "REORGANIZATIONS"), there shall thereafter be deliverable upon conversion of the Notes (in lieu of the number of shares of Common Stock theretofore deliverable) the number of shares of stock or other securities or property to which a holder of the respective number of shares of Common Stock which would theretofore have been deliverable upon the conversion of such share of Notes would have been entitled upon such Reorganization if such Notes had been converted immediately prior to such Reorganization. In case of any Reorganization, appropriate adjustment, as determined in good faith by the Board of Directors of the Company, shall be made in the application of the provisions herein set forth with respect to the rights and interests of the holders of the Notes so that the provisions set forth herein shall thereafter be applicable, as nearly as possible, in relation to any shares or other property thereafter deliverable upon conversion of the Notes. Any such adjustment shall be made by, and set forth in, a supplemental agreement between the Company, or any successor thereto, and the holders of the Notes, and shall for all purposes hereof conclusively be deemed to be an appropriate adjustment. The Company shall not effect any such Reorganization unless, upon or prior to the consummation thereof, the successor corporation, or if the Company shall be the surviving corporation in any such Reorganization and is not the issuer of the shares of stock or other securities or property to be delivered to holders of shares of the capital stock of the Company outstanding at the effective time thereof, then such issuer, shall assume by written instrument the obligation to deliver to the holders of the Notes such shares of stock, securities, cash, or other property as such holders shall be entitled to purchase in accordance with the foregoing provisions.

         (e) In case of any reclassification or change of the shares of Common Stock or other securities issuable upon conversion of the Notes (other than a change in par value or from a specified par value to no par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), or in case of any consolidation or merger of another corporation into the Company in which the Company is the continuing corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the shares of Common Stock or other securities issuable upon conversion of the Notes (other than a change in par value, or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), the Notes shall thereafter be convertible into solely the kind and amount of shares of stock and other securities, property, cash, or any combination thereof receivable upon such reclassification, change, consolidation, or merger by a holder of the number of shares of Common Stock for which Notes might have been exercised immediately prior to such reclassification, change, consolidation, or merger. Thereafter, appropriate provision shall be made for adjustments which shall be as nearly equivalent as practicable to the adjustments in this Section 8.

         (f) The adjustment, provided by paragraph (c) of this Section 8 shall be made successively whenever any event listed above shall occur and shall become effective at the close of business on such record date or at the close of business on the date immediately preceding such effective date, as applicable. The provisions of paragraphs (d) and (e) of this Section 8 shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales, leases, or conveyances.

9.       MISCELLANEOUS.

         (a) Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or by Federal Express, Express Mail or similar overnight delivery or courier service or delivered (in person or by telecopy, telex or similar telecommunications equipment) against receipt to the party to whom it is to be given, (i) if to the Company, at its address, 2801 South Fair Lane, Tempe, Arizona 85282-3162, Attention: President, (ii) if to the Holder, at its address set forth on the first page hereof, or (iii) in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 9(a). Notice to the estate of any party shall be sufficient if addressed to the party as provided in this Section 9(a). Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof. Any notice given by other means permitted by this Section 9(a) shall be deemed given at the time of receipt thereof.

         (b) Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction, or mutilation of this Note (and upon surrender of this Note if mutilated), the Company shall execute and deliver to the Holder a new Note of like date, tenor, and denomination.

         (c) No course of dealing and no delay or omission on the part of the Holder in exercising any right or remedy shall operate as a waiver thereof or otherwise prejudice the Holder's rights, powers or remedies. No right, power, or remedy conferred by this Note upon the Holder shall be exclusive of any other right, power, or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise, and all such remedies may be exercised singly or concurrently.

         (d) This Note may be amended only by a written instrument executed by the Company and the Holder hereof. Any amendment shall be endorsed upon this Note, and all future Holders shall be bound thereby.

         (e) This Note has been negotiated and consummated in the State of New York and shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to principles governing conflicts of law. The parties hereby consent to and irrevocably submit to personal jurisdiction over each of them by the Courts of the State of New York in any action or proceeding, irrevocably waive trial by jury and personal service of any and all process and specifically consent that in any such action or proceeding, any service of process may be effectuated upon any of them by certified mail, return receipt requested, in accordance with the provisions of
Section 9 (a) of this Note.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the Company has caused this Note to be executed and dated the day and year first above written.

                                                     SURFNET MEDIA GROUP, INC.


                                                     /s/ Robert Arkin
                                                     BY: ______________________
                                                           ROBERT ARKIN
                                                           CHAIRMAN